Exhibit 99.3

Owlet Baby Care Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

Assets	June 30, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$12,218	$17,009
Accounts receivable, net of allowance for doubtful accounts of $622 and $201	17,394	10,525
Inventory	11,051	7,912
Capitalized transaction costs	4,019	522
Prepaid expenses and other current assets	1,327	1,646

Total current assets	$46,009	$37,614
Property and equipment, net	1,823	1,718
Intangible assets, net	609	605
Internally developed software	204	—
Other assets	183	181

Total assets	$48,828	$40,118

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Deficit
Current liabilities:
Accounts payable	$19,434	$16,379
Accrued and other expenses	12,449	10,592
Deferred revenues	1,663	1,643
Line of credit	16,287	9,700
Current portion of related party convertible notes payable	7,104	6,934
Current portion of long-term debt	4,000	2,024

Total current liabilities	$60,937	$47,272
Deferred rent, net of current portion	280	322
Long-term deferred revenues, net of current portion	168	159
Long-term debt, net	10,991	10,180
Preferred stock warrant liability	8,571	2,993
Other long-term liabilities	13	13

Total liabilities	$80,960	$60,939
Commitments and contingencies (Note 6)
Redeemable convertible Series A and Series A-1 preferred stock, $0.0001 par value, 23,030,285 shares authorized; 22,596,929 shares issued and outstanding (liquidation preference of $9,702 and $14,245 for Series A and Series A-1, respectively)	23,652	23,652
Redeemable convertible Series B and Series B-1 preferred stock, $0.0001 par value, 7,507,073 shares authorized; 7,507,071 shares issued and outstanding (liquidation preference of $19,000 and $3,745 for Series B and Series B-1, respectively)	23,536	23,536
Stockholders’ deficit:
Common stock, $0.0001 par value, 52,000,000 shares authorized; 10,982,416 and 10,772,774 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively.	1	1
Additional paid-in capital	5,589	3,708
Accumulated deficit	(84,910)	(71,718)

Total stockholders’ deficit	(79,320)	(68,009)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$48,828	$40,118

See accompanying notes to these unaudited condensed consolidated financial statements.

Owlet Baby Care Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$24,938	$18,365	$46,849	$33,236
Cost of revenues	11,420	9,521	20,648	17,352

Gross profit	$13,518	$8,844	$26,201	$15,884

Operating expenses:
General and administrative	7,285	2,748	13,266	5,420
Sales and marketing	7,568	4,248	13,687	8,060
Research and development	4,518	2,471	7,949	4,904

Total operating expenses	$19,371	$9,467	$34,902	$18,384

Operating loss	$(5,853)	$(623)	$(8,701)	$(2,500)

Other income (expense):
Gain on loan forgiveness	2,098	—	2,098	—
Interest expense, net	(484)	(344)	(901)	(633)
Preferred stock mark to market adjustment	(970)	8	(5,578)	8
Loss on extinguishment of debt	(182)	(172)	(182)	(172)
Other income, net	58	37	79	75

Total other income (expense), net	$520	$(471)	$(4,484)	$(722)

Loss before income tax provision	(5,333)	(1,094)	(13,185)	(3,222)
Income tax provision	(2)	—	(7)	—

Net loss	$(5,335)	$(1,094)	$(13,192)	$(3,222)

Net loss per share attributable to common stockholders, basic and diluted	$(0.49)	$(0.10)	$(1.21)	$(0.30)

Weighted-average number of shares outstanding used to compute net loss per share attributable to common stockholders, basic and diluted	10,973,713	10,699,022	10,901,698	10,656,154

See accompanying notes to these unaudited condensed consolidated financial statements.

Owlet Baby Care Inc.

Condensed Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

(In thousands, except share amounts)

(unaudited)

	Preferred Stock Series A		Preferred Stock Series A-1		Preferred Stock Series B		Preferred Stock Series B-1		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of December 31, 2019	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,569,235	$1	$2,294	$(61,197)	$(58,902)
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	117,594	—	50	—	50
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	181	—	181
Net loss	—	—	—	—	—	—	—	—	—	—	—	(2,128)	(2,128)

Balance as of March 31, 2020	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,686,829	$1	$2,525	$(63,325)	$(60,799)

Issuance of common stock warrants in connection with debt amendment and new debt issuance	—	—	—	—	—	—	—	—	—	—	226	—	226
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	14,937	—	19	—	19
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	273	—	273
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,094)	(1,094)

Balance as of June 30, 2020	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,701,766	$1	3,043	(64,419)	(61,375)

Balance as of December 31, 2020	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,772,774	$1	$3,708	$(71,718)	$(68,009)
Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	178,956	—	244	—	244
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	828	—	828
Net loss	—	—	—	—	—	—	—	—	—	—	—	(7,857)	(7,857)

Balance as of March 31, 2021	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,951,730	$1	$4,780	$(79,575)	$(74,794)

Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	30,686	—	24	—	24
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	785	—	785
Net loss	—	—	—	—	—	—	—	—	—	—	—	(5,335)	(5,335)

Balance as of June 30, 2021	12,740,004	$9,569	9,856,925	$14,083	6,022,954	$18,854	1,484,117	$4,682	10,982,416	$1	$5,589	$(84,910)	$(79,320)

See accompanying notes to these unaudited condensed consolidated financial statements.

Owlet Baby Care Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(13,192)	$(3,222)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	509	362
Amortization of debt issuance costs	—	18
Amortization of debt discount	19	75
Non-cash gain on forgiveness of debt	(2,098)	—
Non-cash loss on extinguishment of debt	173	—
Loss (gain) on disposal of intangibles	7	(11)
Stock-based compensation	1,613	454
Write-down of inventory to net realizable value	74	—
Provision for losses (recoveries) on accounts receivable	420	(25)
Change in fair value of preferred stock warrant liability	5,578	(8)
Changes in operating assets and liabilities:
Accounts receivable	(7,289)	(1,712)
Prepaid expenses and other assets	(3,181)	217
Inventory	(3,213)	1,685
Accounts payable	2,935	2,036
Accrued and other expenses	1,881	1,530
Deferred related party convertible notes payable interest	170	171
Deferred revenues	29	306
Deferred rent	(43)	(18)

Net cash (used in) provided by operating activities	(15,608)	1,858

Cash flows from investing activities
Purchase of property and equipment	(475)	(411)
Purchase of intangible assets	(46)	(8)
Internally developed software	(188)	—

Net cash used in investing activities	(709)	(419)

Cash flows from financing activities
Proceeds from line of credit	8,182	9,917
Payments on line of credit	(1,595)	(11,021)
Proceeds from issuance of long-term debt	5,000	1,000
Payments on financed insurance premium	(320)	(110)
Payments for extinguishment of debt	(9)	—
Proceeds from Paycheck Protection Program loan	—	2,075
Proceeds from exercise of common stock options	268	69

Net cash provided by financing activities	11,526	1,930

Net change in cash and cash equivalents	(4,791)	3,369
Cash and cash equivalents at beginning of period	17,009	11,736

Cash and cash equivalents at end of period	$12,218	$15,105

Supplemental disclosure of cash flow information:
Cash paid for interest	$330	$223
Supplemental disclosure of non-cash financing activities:
Issuance of common stock warrants in connection with debt amendment and new debt issuance	—	$226
Unpaid purchases of property and equipment	$68	$432
Unpaid purchases of intangibles	$52	$25

See accompanying notes to these unaudited condensed consolidated financial statements.

Owlet Baby Care Inc.

Notes to Condensed Consolidated Financial Statements

(In thousands, except share and per share amounts)

(unaudited)

1.     Description of Organization and Summary of Significant Accounting Policies

Organization

Owlet Baby Care Inc. (the “Company”) was incorporated on February 24, 2014 as a Delaware corporation. The Company’s ecosystem of digital parenting solutions, including its connected anchor product, the Owlet Smart Sock, is helping to transform modern parenting by providing parents data to track the sleep patterns, oxygen levels, and heart rates of their children. Its solutions are designed to provide actionable insights aimed at improving children’s sleep and parents’ confidence and comfort.

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements of the Company and its subsidiary have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and applicable rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) regarding interim financial reporting. All intercompany transactions and balances have been eliminated in consolidation. All dollar amounts, except per share amounts, in the notes are presented in thousands, unless otherwise specified. The condensed consolidated balance sheet as of December 31, 2020, included herein, was derived from the audited consolidated financial statements as of that date, but does not include all disclosures including certain notes required by U.S. GAAP on an annual reporting basis. Certain information and note disclosures normally included in the financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. Therefore, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes included in the registration statement on Form S-4 filed by Sandbridge Acquisition Corporation (“SBG”) on June 15, 2021. However, the Company believes that the disclosures provided herein are adequate to prevent the information presented from being misleading.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all normal recurring adjustments necessary for the fair statement of the Company’s financial position, results of operations, cash flows and the changes in equity for the interim periods presented. The results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for any subsequent quarter, the fiscal year ending December 31, 2021, or any other period.

Business Combination

On February 15, 2021, the Company entered into a Business Combination Agreement (“Business Combination”) with SBG and Project Olympus Merger Sub, Inc. (“Merger Sub”), whereby Merger Sub will merge with and into Owlet, with Owlet surviving the Merger. Owlet will become a wholly owned subsidiary of SBG and SBG will immediately be renamed “Owlet, Inc.”

On July 14, 2021 SBG held the Special Meeting of stockholders (the “Special Meeting”), at which the SBG stockholders considered and adopted, among other matters, a proposal to approve the Business Combination together with the other transactions contemplated by the Business Combination Agreement.

On July 15, 2021, the parties consummated the Business Combination. In connection with the Closing, SBG changed its name from Sandbridge Acquisition Corporation to Owlet, Inc. The Business Combination has been accounted for as a reverse recapitalization. See Note 11 for further information.

Liquidity

Since inception, the Company has experienced recurring losses from operations and generated negative cash flows from operations. The Company has an accumulated deficit as of June 30, 2021 of $84,910 and expects to incur additional losses from operations in the future. On July 15, 2021, the Company completed the Business Combination and received approximately $135,000 in combined net proceeds from the Business Combination and the private investments (“PIPE Investment”). The Company estimates the available cash as of June 30, 2021, together with the proceeds received from the Business Combination and PIPE Investment, will be sufficient to meet its projected operating requirements for at least the next twelve months. Therefore, based on management’s updated evaluation of the Company’s ability to continue as a going concern, management has concluded the factors that previously raised substantial doubt about the Company’s ability to continue as a going concern no longer exist as of the issuance date of these unaudited condensed consolidated financial statements.

Use of Estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Key management estimates include those related to revenue recognition (including sales incentives, product returns and implied post contract support and service), allowances for doubtful accounts, write-downs for obsolete or slow-moving inventory, useful lives for property and equipment, impairment assessments for long-lived tangible and intangible assets, warranty obligations, valuation allowances for net deferred income tax assets, and valuation of warrants and stock-based compensation.

Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.

The Company utilizes a valuation hierarchy for disclosure of the inputs to the valuations used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities,

•

Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument,

•

Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value. A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

The carrying value of the Company’s accounts receivable, accounts payable, and accrued expenses approximate their fair value due to the short period of time to maturity or repayment. The Company has concluded that the preferred stock warrants issued meet the definition of a liability under ASC 480, Distinguishing Liabilities from Equity, and has classified the liability as a Level 3 fair value measurement.

	June 30, 2021
	Level 1	Level 2	Level 3	Balance
Assets:
Money market funds	$12,040	$—	$—	$12,040

Total assets	$12,040	$—	$—	$12,040

Liabilities:
Preferred stock warrant liability	$—	$—	$8,571	$8,571

Total liabilities	$—	$—	$8,571	$8,571

	December 31, 2020
	Level 1	Level 2	Level 3	Balance
Assets:
Money market funds	$16,954	$—	$—	$16,954

Total assets	$16,954	$—	$—	$16,954

Liabilities:
Preferred stock warrant liability	$—	$—	$2,993	$2,993

Total liabilities	$—	$—	$2,993	$2,993

Money market funds are included within Level 1 of the fair value hierarchy because they are valued using quoted market prices.

The Company presented the fair value measurement of the preferred stock warrant liability as a Level 3 measurement, relying on unobservable inputs reflecting the Company’s own assumptions. Level 3 measurements, which are not based on quoted prices in active markets, introduce a higher degree of subjectivity and may be more sensitive to fluctuations in stock price, volatility rates, and U.S. Treasury Bond rates and could have a material impact on future fair value measurements.

The Company has re-measured the preferred stock warrant liability to its estimated fair value as of June 30, 2021 and December 31, 2020, using the Black-Scholes option pricing model with the following assumptions:

	June 30, 2021	December 31, 2020
Series A preferred stock value per share	$20.48	$7.47
Exercise price of warrants	$0.76	$0.76
Term in years	5.25	5.75
Risk-free interest rate	0.91%	2.97%
Volatility	66.00%	67.00%
Dividend yield	0.00%	0.00%

The following table presents a reconciliation of the Company’s preferred stock warrant liability measured at fair value on a recurring basis using significant unobservable inputs (Level 3) as of:

June 30, 2021
Preferred Stock Warrant Liability
Balance as of December 31, 2020	$2,993
Change in fair value upon re-measurement (1)	5,578

Balance as of June 30, 2021	$8,571

December 31, 2020
Preferred Stock Warrant Liability
Balance as of December 31, 2019	$1,041
Change in fair value upon re-measurement (2)	1,952

Balance as of December 31, 2020	$2,993

(1)	The related preferred stock mark to market adjustment recorded in other income (expense) was ($970) and ($5,578) for the three and six months ended June 30, 2021, respectively.
(2)	The related preferred stock mark to market adjustment recorded in other income (expense) was $8 for the three and six months ended June 30, 2020.

There were no transfers between Level 1 and Level 2 in the period reported. There were no transfers into or out of Level 3 in the period reported.

Segments

The Company operates as a single operating segment. The Company’s chief operating decision maker, its Chief Executive Officer, manages the Company’s operations on a consolidated basis for purposes of allocating resources, making operating decisions, and evaluating financial performance. Since the Company operates in one operating segment, all required financial segment information can be found in these unaudited interim condensed consolidated financial statements.

Revenue by geographic area is based on the delivery address of the customer and is summarized as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
United States	$23,215	$17,783	$43,746	$31,988
International	1,723	582	3,103	1,248

Total revenues	$24,938	$18,365	$46,849	$33,236

Other than the United States, no individual country exceeded 10% of total revenues for the three and six months ended June 30, 2021 and June 30, 2020.

The Company’s long-lived assets are composed of property and equipment, net, and are summarized by geographic area as follows as of (in thousands):

	June 30, 2021	December 31, 2020
United States	$596	$528
Thailand	710	1,104
Mexico	266	—
China	251	86

Total property and equipment, net	$1,823	$1,718

Significant Accounting Policies

Other than policies noted within Recent Accounting Pronouncements below, there have been no significant changes from the significant accounting policies disclosed in Note 1 of the “Notes to Consolidated Financial Statements” included in the Proxy Statement/Prospectus.

Recently Adopted Accounting Pronouncements

In August 2018, the Financial Accounting Standards Board issued Accounting Standard Update (“ASU”) 2018-15, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40). ASU 2018-15 clarifies the accounting for implementation costs in cloud computing arrangements. The effective date of this update is for fiscal years beginning after December 15, 2020 and interim periods therein. The Company adopted the new guidance as of January 1, 2021. Adoption did not have a material impact on the Company’s unaudited interim condensed consolidated financial statements.

2.    Certain Balance Sheet Accounts

Inventory

Inventory consisted of the following as of:

	June 30, 2021	December 31, 2020
Finished goods	$10,504	$7,331
Raw materials	547	581

Total inventory	$11,051	$7,912

Capitalized Transaction Costs

Capitalized transaction costs were the following as of:

	June 30, 2021	December 31, 2020
Capitalized transaction costs	$4,019	$522

The Company capitalized transaction costs for accounting and legal services related to the Business Combination with Sandbridge.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following as of:

	June 30, 2021	December 31, 2020
Prepaid hosting	$418	$369
Prepaid expenses	377	163
Right of return asset	199	146
Point of purchase (“POP”) displays	195	376
Prepaid insurance	125	499
Other current assets	13	93

Total prepaid expenses and other current assets	$1,327	$1,646

Property and Equipment, net

Property and equipment consisted of the following as of:

	June 30, 2021	December 31, 2020
Tooling and manufacturing equipment	$1,817	$1,731
Furniture and fixtures	569	569
Computer equipment	406	214
Construction in progress	265	—
Software	213	213
Leasehold improvements	9	9

Total property and equipment	3,279	2,736
Less accumulated depreciation and amortization	(1,456)	(1,018)

Property and equipment, net	$1,823	$1,718

Depreciation and amortization expense on property and equipment was $223 and $174 for the three months ended June 30, 2021 and 2020, respectively. For the three months ended June 30, 2021 and 2020, the Company allocated $147 and $93, respectively, of depreciation and amortization expense related to tooling and manufacturing equipment and software to cost of revenues.

Depreciation and amortization expense on property and equipment was $438 and $317 for the six months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021 and 2020, the Company allocated $297 and $156, respectively, of depreciation and amortization expense related to tooling and manufacturing equipment and software to cost of revenues.

Intangible Assets

Intangible assets consisted of the following as of:

	June 30, 2021
	Gross	Accumulated Amortization	Net
Patents and trademarks	$585	$(140)	$445
Film production costs	278	(114)	164

Total intangible assets	$863	$(254)	$609

	December 31, 2020
	Gross	Accumulated Amortization	Net
Patents and trademarks	$511	$(119)	$392
Film production costs	278	(65)	213

Total intangible assets	$789	$(184)	$605

Amortization expense resulting from intangible assets was $36 and $25 for the three months ended June 30, 2021 and 2020, respectively. For the three months ended June 30, 2021 and 2020, the Company allocated $25 and $9, respectively, of amortization expense related to film production costs to cost of revenues.

Amortization expense resulting from intangible assets was $71 and $45 for the six months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, 2021 and 2020, the Company allocated $50 and $23, respectively, of amortization expense related to film production costs to cost of revenues.

The future aggregate amounts of amortization expense to be recognized related to finite-lived intangible assets as of June 30, 2021 is as follows for the:

Years Ending December 31:	Amount
Remainder of 2021	$75
2022	152
2023	46
2024	44
2025	43
Thereafter	103

$463

As of June 30, 2021, the Company has $146 of legal costs associated with pending patents and trademarks.

Internally Developed Software

Internally developed software was the following as of:

	June 30, 2021	December 31, 2020
Internally developed software	$204	$—

As of June 30, 2021, the Company’s internally developed software is still in the development phase. As such, the Company has not recognized any amortization for the three and six months ended June 30, 2021.

Accrued and Other Expenses

Accrued and other expenses consisted of the following as of:

	June 30, 2021	December 31, 2020
Accrued and other expenses:
Accrued sales returns	$2,838	$2,844
Discounts and allowances	2,242	1,747
Payroll liabilities	1,909	1,768
Sales tax payable	1,824	1,886
Accrued warranty	992	924
Other accrued expenses	2,644	1,423

Total accrued expenses	$12,449	$10,592

Changes in accrued warranty were as follows:

	For the Three Months Ended June 30,
	2021	2020
Accrued warranty, beginning of period	$922	$798
Provision for warranties issued during the period	262	349
Settlements of warranty claims during the period	(192)	(255)

Accrued warranty, end of period	$992	$892

	For the Six Months Ended June 30,
	2021	2020
Accrued warranty, beginning of period	$924	$378
Provision for warranties issued during the period	504	1,093
Settlements of warranty claims during the period	(436)	(579)

Accrued warranty, end of period	$992	$892

3.    Deferred Revenues

Deferred revenues relate to performance obligations for which payments are received from customers prior to the satisfaction of the Company’s obligations to its customers. Deferred revenues primarily consist of amounts allocated to the mobile application, unspecified upgrade rights, and content, and are recognized over the service period of the performance obligations, which range from 5 to 27 months.

Changes in the total deferred revenues balance were as follows:

	For the Three Months Ended June 30,
	2021	2020
Beginning balance	$1,725	$958
Deferral of revenues	1,199	661
Recognition of deferred revenues	(1,093)	(468)

Ending balance	$1,831	$1,151

	For the Six Months Ended June 30,
	2021	2020
Beginning balance	$1,802	$845
Deferral of revenues	2,017	1,177
Recognition of deferred revenues	(1,988)	(871)

Ending balance	$1,831	$1,151

4.    Debt

The following is a summary of the Company’s long-term indebtedness as of:

	June 30, 2021	December 31, 2020
Term note payable to SVB, maturing on April 1, 2024	$15,000	$10,000
Financed insurance premium	—	320
Small Business Administration Paycheck Protection Program note payable, maturing on April 22, 2022	—	2,075

Total debt	15,000	12,395
Less current portion	(4,000)	(2,024)
Less debt discount	—	(187)
Less debt issuance costs	(9)	(4)

Total long-term debt, net	$10,991	$10,180

Term Note

On April 22, 2020, the Company amended its term note (the “Term Note”) with Silicon Valley Bank (“SVB”), which allowed the Company to borrow an additional $1,000 at closing, extended the interest-only period through April 30, 2021, and modified the interest rate to be the greater of the bank’s prime rate plus 4.50%, or 7.50%. As a result of this amendment, the Company recorded a loss on extinguishment of debt of $172 in the unaudited condensed consolidated financial statements of operations for the three and six months ended June 30, 2020. The amendment also included a provision to further extend the interest-only period through October 31, 2021 and allow the Company to borrow an additional $2,000 if it achieved a specified gross profit milestone for the year ended December 31, 2020. On September 22, 2020, the Company further amended the Term Note to change the repayment term from 36 consecutive equal monthly payments of principal to 30 consecutive equal monthly payments of principal beginning on November 1, 2021 and modified the interest rate to the greater of the bank’s prime rate plus 3.50%, or 6.50%. The Company achieved its gross profit milestone and borrowed $2,000 in December 2020. The Term Note matures on April 1, 2024 and is cross defaulted with the financial covenants in the original loan and security agreement (“Original LSA”) and the related amended and restated loan and security agreement (“the A&R LSA”). On May 25, 2021, the Company further amended the A&R LSA to, among other things, borrow an additional $5,000 under the Term Note. As a result of this amendment, the Company recorded a loss on extinguishment of debt of $182 in the unaudited condensed consolidated financial statements of operations for the three and six months ended June 30, 2021. The Term Note had an aggregate principal balance of $15,000 and $10,000 as of June 30, 2021 and December 31, 2020, respectively.

The Company believes that the fair value of the Term Note approximates the recorded amount as of June 30, 2021, as the interest rates on the long-term debt are variable and the rates are based on market interest rates (bank’s prime rate) after consideration of default and credit risk (using Level 2 inputs).

Paycheck Protection Program Loan

In April 2020, the Company received proceeds from the Small Business Administration Paycheck Protection Program (‘‘PPP’’) in the amount of $2,075, with SVB as lender for the loan (the ‘‘PPP Loan’’), under the Federal Coronavirus Aid, Relief, and Economic Security Act (the ‘‘CARES Act’’).

Under the terms of the PPP Loan, interest accrued on the outstanding principal at a rate of 1.0% per annum. The term of the PPP Loan was two years, unless payment was required in connection with an event of default under the PPP Loan.

On June 15, 2021, the Company received forgiveness for the PPP Loan for the full amount of $2,075 of principal and $24 in interest. As a result of the PPP Loan being forgiven, the Company recognized a $2,098 gain.

Future Aggregate Maturities

As of June 30, 2021, future aggregate maturities of notes payable were as follows:

Years Ending December 31,
Remainder of 2021	$1,000
2022	6,000
2023	6,000
2024	2,000

Total	$15,000

Line of Credit

As of June 30, 2021, the Company’s line of credit (the “SVB Revolver”) had a borrowing capacity of $17,500 and a maturity date of April 22, 2024. As of June 30, 2021, the SVB Revolver bore interest at an annual rate equal to (i) the greater of the bank’s prime rate plus 0.75% or 5.50% when the streamline period is in effect and (ii) the greater of the bank’s prime rate plus 1.25% or 6.00% at all other times. Each streamline period commences the first day of the month following a written report of the Company’s liquidity and ends the first day after the Company fails to maintain a required cash and cash availability streamline threshold, provided no event of default has occurred and is continuing. If an event of default has occurred and is continuing, SVB may maintain the Company’s streamline status at its discretion. The required cash and cash availability streamline threshold was $8,000 as of June 30, 2021 and $7,000 as of December 31, 2020, and the Company was within a streamline period as of both June 30, 2021 and December 31, 2020. Draws against the line of credit were $16,287 and $9,700 as of June 30, 2021 and December 31, 2020, respectively. The Company was not in compliance with its financial covenant as of December 31, 2020. On March 10, 2021, the Company amended the A&R LSA to waive the existing default and waive any rights and remedies against the Company with respect to the existing default for the 12 months ended December 31, 2020. The amendment also set forth three new financial covenants, including a requirement to maintain cash and cash availability of at least $6,000 as of the last day of each month beginning on March 31, 2021, a requirement to complete a qualifying liquidity event with aggregate new net proceeds of at least $50,000 in cash on or before May 31, 2021 (“Liquidity Event”), and a requirement to agree to terms with SVB on a 2021 EBITDA covenant no later than July 15, 2021. On May 14, 2021 the Company further amended the A&R LSA to, among other things, reduce the minimum cash and cash availability threshold to $5,000 and change the timing of the required Liquidity Event from May 31, 2021 to July 31, 2021. On May 25, 2021, the Company further amended the A&R LSA to, among other things, increase the SVB Revolver borrowing capacity from $12,500 to $17,500, extend the SVB Revolver maturity date from April 22, 2022 to April 22, 2024, increase the required cash and cash availability streamline threshold from $7,000 to $8,000, and change the deadline of the requirement to agree to terms with SVB on a 2021 EBITDA covenant from July 15, 2021 to August 15, 2021. On August 12, 2021, the Company further amended the A&R LSA to change the deadline of the requirement to agree to terms with SVB on a 2021 EBITDA covenant from August 15, 2021 to September 30, 2021. As of June 30, 2021, the Company was in compliance with all applicable debt covenants. Additionally, the Company completed a Liquidity Event on July 15, 2021 upon the consummation of the Business Combination.

5.    Related Party Transactions

Convertible Promissory Notes

As of June 30, 2021 and December 31, 2020 the Company had $6,500 in related party convertible promissory notes outstanding, which were issued during the year ended December 31, 2019. The convertible promissory notes bore interest at 5.00% per annum and all outstanding principal and accrued interest was due on the earlier of the two-year anniversary of the initial closing date (August 9, 2021) or upon the closing of a change of control, as defined in the convertible note agreements. As of June 30, 2021 and December 31, 2020, the accrued interest on the convertible promissory notes was $608 and $447, respectively, and the unamortized debt issuance costs were $4 and $13, respectively.

Per the convertible note agreements, the convertible promissory notes could not be prepaid without the consent of the majority holders and would automatically convert to shares of our convertible preferred stock at 80% of the convertible preferred stock price per share upon a qualified preferred stock equity financing round of at least $15,000, excluding the conversion value of the notes. The convertible promissory notes were amended in February 2021 to allow the notes to either: (i) automatically convert into shares of our convertible preferred stock immediately prior to the consummation of the Business Combination at a conversion price equal to the price per share applicable to the Company’s most recent equity financing at the conversion date (which was $3.1546 as of the issuance date of these financial statements) and, in turn, convert into shares of the Company’s common stock as part of the Business Combination or (ii) at a holder’s election, trigger the repayment in cash of the outstanding principal and accrued interest at the consummation of the Business Combination. On July 15, 2021, the Company completed the Business Combination. As such, all but one of the convertible notes were converted into shares of the Company’s common stock. The unconverted note had a balance of $2 and was paid in full.

The convertible promissory notes were subordinated to the SVB Revolver and the Term Note (See Notes 8 and 9 in the annual consolidated financial statements).

6.    Commitments and Contingencies

Underwriting Agreements

Certain of the underwriters of the Business Combination, as described in Note 1, were entitled to deferred fees of $7,150 as of June 30, 2021. Subject to the terms of the underwriting agreements, the deferred fees were contingent upon the Company completing the Business Combination, which closed on July 15, 2021. As such, the deferred underwriting commissions of $7,150 were paid to the underwriters upon the closing of the Business Combination.

Purchase Obligation

The Company entered into a services and license agreement for cloud platform services in June 2021. The Company has a purchase obligation of $5,000 to be paid over a 36-month period beginning in June 2021.

The Company entered into a purchase agreement in August 2021 for components to be used in the manufacturing of a future product. The Company has a purchase obligation of $1,600 to be paid over a 12-month period beginning in August 2021.

Litigation

The Company is involved in legal proceedings from time to time arising in the normal course of business. Management, after consultation with legal counsel, believes that the outcome of these proceedings will not have a material impact on the Company’s financial position, results of operations, or liquidity.

Operating Leases

The Company leases office space and certain equipment under non-cancelable operating leases. As of June 30, 2021, future minimum lease payments under non-cancelable operating leases with terms of one year or more are as follows:

Years Ending December 31:	Amount
Remainder of 2021	$723
2022	1,541
2023	1,587
2024	953

Total	$4,804

Rental expense under operating leases was approximately $368 and $740 for the three and six months ended June 30, 2021, respectively, and $219 and $447 for the three and six months ended June 30, 2020, respectively.

Indemnification

In the ordinary course of business, the Company enters into agreements that may include indemnification provisions. Pursuant to such agreements, the Company may indemnify, hold harmless, and defend an indemnified party for losses suffered or incurred by the indemnified party. Some of the provisions will limit losses to those arising from third party actions. In some cases, the indemnification will continue after the termination of the agreement. The maximum potential amount of future payments the Company could be required to make under these provisions is not determinable. The Company has never incurred material costs to defend lawsuits or settle claims related to these indemnification provisions. The Company intends to enter into indemnification agreements with its directors and officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by Delaware corporate law. The Company currently has directors’ and officers’ insurance coverage that reduces its exposure and enables the Company to recover a portion of any future amounts paid. The Company believes the estimated fair value of these indemnification agreements in excess of applicable insurance coverage is immaterial.

7.    Redeemable Convertible Preferred Stock

As of June 30, 2021 and December 31, 2020, the Company was authorized to issue 30,537,358 shares and had 30,104,000 issued and outstanding shares of redeemable convertible preferred stock issued in various individual series. Share information, liquidation preference, and conversion rates by each series of convertible preferred stock class as of June 30, 2021 and December 31, 2020 were as follows (in thousands, except share and per share amounts):

	Issue Price	Shares Authorized	Shares Issued and Outstanding	Liquidation Preference
Series A	$0.7615	13,173,360	12,740,004	$9,702
Series A-1	$1.4452	9,856,925	9,856,925	14,245
Series B	$3.1546	6,022,956	6,022,954	19,000
Series B-1	$2.5237	1,484,117	1,484,117	3,745

		30,537,358	30,104,000	$46,692

Upon the consummation of the Business Combination, all of these shares were converted into common stock. See Note 11 for further information.

Liquidation

In the event of any liquidation event, either voluntarily or involuntary, the holders of the convertible preferred stock shall be entitled to receive, out of the assets of the Company, the applicable liquidation preference specified for each series of preferred stock then held by them before any payment shall be made or any assets distributed to the holders of common stock. Liquidation preference is $0.7615 for Series A, $1.4452 for Series A-1, $3.1546 for Series B and $2.5237 for Series B-1, each adjusted for any stock splits, combinations, and reorganizations, plus all declared and unpaid dividends on each such share.

If upon the liquidation event, the assets distributed among the holders of the convertible preferred stock are insufficient to permit the payment to such holders of the full liquidation preference for their shares, then the holders of shares of the Series Preferred stock shall share ratably in any distribution of the assets available for distribution in proportion to their respective amounts, which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid the full preferential amount.

After the payment to the holders of the convertible preferred stock of the full preferential amount specified above, any remaining assets of the Company would be distributed pro rata among the holders of the Common Stock.

Optional Conversion

Each share of convertible preferred stock was convertible at each stockholder’s option, at any time after the date of issuance of such share, into common stock as determined by dividing the original issue price for each series by the applicable conversion price for such series in effect at the date of conversion. The conversion ratio was subject to appropriate adjustments for anti-dilution provisions, including stock splits, stock dividends, subdivisions, combinations, recapitalization events or similar events.

Automatic Conversion

Each share of preferred stock was convertible into common stock at initial conversion rates as shown in the previous table, subject to adjustments based on certain antidilution provisions, including stock splits, stock dividends, subdivision, combinations, recapitalization or similar events, as provided by the Company’s certificate of incorporation. Further, all shares of preferred stock would automatically convert into common stock upon the vote or written consent of the holders of a majority of the shares of preferred stock (including holders of at least 59% of the shares of Series B and B-1 preferred stock, voting together as a single class) or upon the closing of a firm-commitment underwritten public offering of the Company’s common stock with gross aggregate proceeds to the Company of at least $30,000 and $4.3356 per share of common stock.

Dividends

The holders of shares of Series A, Series A-1, Series B, and Series B-1 convertible preferred stock were entitled to receive dividends of $0.7615, $1.4452, $3.1546, and $2.5237, respectively, per annum on each share of Series A, Series A-1, Series B, and Series B-1 convertible preferred stock. The dividends were payable in cash, out of the assets at the time legally available thereof, when, as and if declared by the Board of Directors, on an equal basis according to the number of shares of convertible preferred stock held by such holders, prior and in preference to the common stock and were non-cumulative.

Down Round Anti-dilution Protection

The Company’s certificate of incorporation provided that if the Company sold common stock at a price that was lower than any of current conversion prices of the convertible preferred stock, then the conversion price would have been reduced to a price based upon a broad-based weighted average formula in the Company’s certificate of incorporation. This feature is frequently referred to as ‘‘down-round protection.’’ The Company determined that this embedded conversion option was more akin to equity and did not record a liability for the instrument as of June 30, 2021 and December 31, 2020.

Redemption

Under certain circumstances, subsequent to the occurrence of a deemed liquidation event as defined in the Company’s certificate of incorporation, a majority of the holders of the then outstanding convertible preferred stock were able to require the Company to redeem their shares at a price per share equal to the liquidation amount, to the extent that sufficient funds were available.

Voting

The holders of the Company’s convertible preferred stock were entitled to the number of votes equal to the number of shares of common stock into which the convertible preferred stock could be converted. The Series A and Series A-1 preferred stockholders, voting as a single class (on an as-converted basis), could elect one member of the Board of

Directors. The Series B and Series B-1 preferred stockholders, voting as a single class (on an as-converted basis), could elect one member of the Board of Directors. The stockholders of a majority of the common stock, voting separately as a class, could elect two members of the Board of Directors. Any remaining directors, of which there were one and five as of December 31, 2020 and June 30, 2021, respectively, were elected by the holders of the common stock and any other class or series of voting stock, as a single class.

Stockholder Rights

The holders of the Company’s convertible preferred stock had protective provisions that require preferred stockholders representing a majority of the then outstanding convertible preferred stock, voting as a single class (on an as-converted basis), to consent to specific actions including the following: changes in the corporation’s certificate of incorporation or bylaws that would affect, alter or change the preference or rights of the preferred stock, changes in the authorized number of shares, declaration or payment of dividends, repurchase of shares, changes in the size of the Board of Directors, creation of a new class or series of stock, or taking any action that would cause a liquidation event.

Classification of Convertible Preferred Stock

The redemption provisions of the Series A, Series A-1, Series B, and Series B-1 convertible preferred stock were considered contingent redemption provisions that were not solely within the Company’s control. Also, in the event of a deemed liquidation event, the liquidation preference of the Series A, Series A-1, Series B, and Series B-1 convertible preferred stock was considered contingent redemption provisions that were not solely within the Company’s control. Accordingly, the Company’s convertible preferred stock has been presented outside of permanent equity in the mezzanine section of the unaudited condensed consolidated balance sheets.

8.    Stock Options

Stock Options

The Company’s 2014 equity incentive plan, adopted by the Board of Directors on June 30, 2014 (the “Plan”), provides for the grants of equity awards, including incentive stock options, non-statutory stock options, and restricted stock unit awards. As of June 30, 2021 there were 859,818 shares available for grant under the Plan.

The following table sets forth the outstanding common stock options and related activity for the six months ended June 30, 2021:

	Number of Options	Weighted Average Exercise Prices	Weighted Average Remaining Contractual Terms (years)	Aggregate Intrinsic Values
Balance as of December 31, 2020	4,981,916	$0.92	7.29	$54,135
Granted	846,209	14.63
Exercised	(209,642)	1.29		3,253
Canceled	(311,339)	1.92
Expired	(3,682)	0.24

Balance as of June 30, 2021	5,303,462	$3.03	7.08	$91,103

Options vested and exercisable as of June 30, 2021	3,420,598	$0.92	6.08	$65,981

Stock-based compensation was as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
General and administrative	$349	$51	$747	$99
Sales and marketing	168	132	362	201
Research and development	268	90	504	154

Total stock-based compensation	$785	$273	$1,613	$454

As of June 30, 2021, the Company had $7,947 of unrecognized stock-based compensation costs related to non-vested awards that will be recognized over a weighted-average period of 3.13 years.

9.    Income Taxes

In order to determine the quarterly provision for income taxes, the Company uses an estimated annual effective tax rate, which is based on expected annual income and statutory tax rates in the various jurisdictions in which the Company operates. To the extent that application of the estimated annual effective tax rate is not representative of the quarterly portion of actual tax expense expected to be recorded for the year, the Company determines the quarterly provision for income taxes based on actual year-to-date income. Certain significant or unusual items are separately recognized in the quarter during which they occur and can be a source of variability in the effective tax rates from quarter to quarter.

Income tax expense for the three and six months ended June 30, 2021 was $2 and $7, or approximately 0.04% and 0.05% of pre-tax income, respectively, and for the three and six months ended June 30, 2020 was $0.

Significant judgment is required in determining the Company’s provision for income taxes, recording valuation allowances against deferred tax assets, and evaluating the Company’s uncertain tax positions. In evaluating the ability to realize its deferred tax assets, in full or in part, the Company considers all available positive and negative evidence, including past operating results, forecasted future earnings, and prudent and feasible tax planning strategies. Due to historical net losses incurred and the uncertainty of realizing the deferred tax assets, for all the periods presented, the Company has maintained a domestic valuation allowance against the deferred tax assets that remain after being offset by domestic deferred tax liabilities.

The Company files U.S. and state income tax returns in jurisdictions with various statutes of limitations. The Company’s federal and state tax returns are not currently under examination.

10.    Net Loss Attributable to Common Stockholders

The following table presents the calculation of basic and diluted net loss per share attributable to common stockholders (in thousands, except share and per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Numerator:
Net loss attributable to common stockholders	$(5,335)	$(1,094)	$(13,192)	$(3,222)
Denominator:
Weighted-average common shares used in computed net loss per share attributable to common stockholders basic and diluted	10,973,713	10,699,022	10,901,698	10,656,154

Net loss per share attributable to common stockholders basic and diluted	$(0.49)	$(0.10)	$(1.21)	$(0.30)

The following outstanding potentially dilutive common stock equivalents have been excluded from the computation of diluted net loss per share attributable to common stockholders due to their anti-dilutive effect:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Convertible notes	2,816,452	2,687,672	2,816,452	2,687,672
Preferred stock	30,104,000	30,104,000	30,104,000	30,104,000
Common stock warrants	459,100	459,100	459,100	459,100
Preferred stock warrants	433,356	433,356	433,356	433,356

Total	33,812,908	33,684,128	33,812,908	33,684,128

In addition to the above securities, the Company’s outstanding stock options shown in Note 8 of the unaudited condensed consolidated financials were excluded from the computation of diluted net loss per share attributable to common stockholders due to their anti-dilutive effect for the three and six months ended June 30, 2021 and June 30, 2020.

11.    Subsequent Events

For its unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2021, the Company evaluated subsequent events through August 16 2021, the date the unaudited condensed consolidated financial statements were available for issuance, and has determined that subsequent events requiring additional disclosure in the unaudited condensed consolidated financial statements are disclosed below and throughout the Notes to the unaudited condensed consolidated financial statements.

Business Combination

On July 15, 2021, the Company consummated the Business Combination (“the Closing”). In connection with the Closing, SBG changed its name from Sandbridge Acquisition Corporation to Owlet, Inc (“Owlet”). Holders of 19,758,773 shares of Sandbridge Class A common stock sold in its initial public offering (the “Initial Shares”) properly exercised their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from SBG’s initial public offering, calculated as of two business days prior to the consummation of the Business Combination, which was $10.00 per share, or $197,588 in the aggregate.

As a result of the Business Combination, each share of the Company’s preferred stock and common stock prior to the Business Combination was converted into the right to receive approximately 2.053 shares of Owlet’s common stock, par value $0.0001 per share (“Common Stock”). Additionally, the shares of SBG’s Class B common stock automatically converted to 5,750,000 shares of Common Stock, of which 2,807,500 shares are subject to vesting under certain conditions.

Pursuant to subscription agreements entered into in connection with the Business Combination Agreement (collectively, the “Subscription Agreements”), certain investors purchased an aggregate of 12,968,000 newly-issued shares of Common Stock at a purchase price of $10.00 per share for an aggregate purchase price of $129,680. An aggregate of 496,717 vested options to purchase shares of the Company’s common stock, par value $0.0001 per share, at a value of approximately $20.53 per share for an aggregate value of $9,890, net of exercise price, (“Cash Election Consideration”) were tendered by certain of the Company’s option holders for the Cash Election Consideration in connection with the Closing.